TEMPLETON
                                          GROWTH FUND, INC.
                                          Broward Financial Centre
                                          500 East Broward Boulevard/Suite 2100
                                          Fort Lauderdale, FL  33394-3091
                                          Facsimile 954.847.2288
                                          Telephone 954.527.7500
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                            CERTIFICATE OF SECRETARY

                                       OF

                           TEMPLETON GROWTH FUND, INC.

I, Barbara J. Green, certify that I am Secretary of Templeton Growth Fund, Inc. (the "Fund"). As Secretary of the Fund, I further certify that the following resolution was adopted by a majority of the Directors of the Fund present at a meeting held on November 30, 1999 and further certify that said resolution is in full force and effect in all respects subject to final approval by the Board of Directors of the minutes of such meeting.

          RESOLVED, that a Power of Attorney, substantially in the form of the Power of Attorney presented to this Board, appointing Allan S. Mostoff, Jack W. Murphy, Mark H. Plafker, Bruce G. Leto, Deborah R. Gatzek, Barbara J. Green and Leiann Nuzum as attorneys-in-fact for the purpose of filing documents with the Securities and Exchange Commission on behalf of the Fund and on behalf of each Director is hereby approved, the attorneys-in-fact listed in such Power of Attorney are hereby authorized to act in accordance with such Power of Attorney for the purposes described in the Power of Attorney, and the execution of such Power of Attorney by each Director and designated officers is hereby authorized and approved.

I declare under penalty of perjury that the matters set forth in this certificate are true and correct to the best of my knowledge.

Dated: December 23, 1999


                                        /s/BARBARA J. GREEN
                                        -------------------------
                                        Barbara J. Green
                                        Secretary